SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2001

BIONUTRICS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-22011	86-0760991

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (602) 508-0112

Item 5. Other Events

The Registrant is filing this 8-K to file amendments no. 1 and no. 2 to that certain stock purchase agreement dated as of August 23, 2001 with Pharmaceutical Marketing Brands, Inc., which assigned its interest effective as of August 23, 2001 to HealthSTAR Holdings LLC.

The securities offered under the stock purchase agreement have not been registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

Item 9. Regulation FD Disclosure

Attached is the Amended and Restated Consolidated Multiple Advance Non-Revolving Note, the Amended and Restated Loan and Stock Pledge Agreement, and the Amended and Restated Security Agreement.

Exhibits:

10.50	Amended and Restated Consolidated Multiple Advance Non-Revolving Note, dated October 26, 2001.

10.51	Amended and Restated Loan and Stock Pledge Agreement.

10.52	Amended and Restated Security Agreement.

99.3	Amendment No. 1 to Stock Purchase Agreement effective as of August 23, 2001, executed as of October 5, 2001.

99.4	Amendment No. 2 to Stock Purchase Agreement, dated as of October 31, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2001		BIONUTRICS, INC.

	By:	/s/ Ronald H. Lane

Name: Ronald H. Lane Its: President and Chief Executive Officer